UNITED
                  STATES SECURITIES AND
                  EXCHANGE COMMISSION
                     WASHINGTON, D.C.
                          20549



                            FORM 8-K
                         Current Report


Pursuant to Section 13 or 15(d) of the Securities
                    Exchange Act of 1934
         Date of Report:  December 16, 1997


                       HAGLER BAILLY, INC.
   (Exact name of registrant as specified in its
                     charter)


DELAWARE                           54-1759180
(State or other jurisdiction of incorporation or organization) I.R.S. Employer Identification
Number


1530 Wilson Boulevard, Suite 900, Arlington, VA
22209 (Address of principal executive offices)
(Zip Code)

703-351-0300
(Registrant's telephone number, including area code)



     Indicate by check mark whether the registrant
(1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months(or such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

[CAPTION]
                        Table of Contents



Description                                     Page

Item 2.  Acquisition or Disposition of Assets   1
Item 7.  Exhibits and Reports on Form 8-K       2
 (a)     To be filed with extention
 (b)     To be filed with extention
 (c)       Exhibits
      2.1  Agreement and Plan of Merger by and
           among Hagler Bailly, Inc., Hagler Bailly
           Acquisition Corp. 1997-1 and Apogee
           Research, Inc., dated as of November 18,
           1997.

      4.1  Escrow Agreement dated December 1, 1997
           by and among Hagler Bailly, Inc., Hagler
           Bailly Acquisition Corp. 1997-1, Richard
           R. Mudge as Stockholders' Representative and State Bank and Trust Company, as
           Escrow Agent.

      4.2  Registration Rights Agreement dated
           November 18, 1997 by and between Hagler
               Bailly, Inc. and Richard R. Mudge,
               acting as Stockholders' Representative.
         11.  Earnings per share calculation.


SIGNATURES                                                 4


Item 2.   Acquisition or Disposition of Assets.


     On December 1, 1997 Hagler Bailly, Inc. ("Hagler Bailly") completed the merger (the "Merger") of its wholly-owned subsidiary, Hagler Bailly Acquisition Corp. 1997-1 ("Merger Sub") with and into Apogee Research, Inc. ("Apogee") pursuant to the Plan and Agreement of Merger date as of November 18, 1997 by and among Hagler Bailly, Merger Sub and Apogee (the "Merger Agreement"), which is filed as an exhibit to this report and is incorporated herein by reference. Upon consummation of the Merger, Apogee became a wholly-owned subsidiary of Hagler Bailly.

     Apogee, founded in 1986, is a management consulting company that supports public and private clients in the transportation and environmental sectors across North America and around the world with economic, financial and policy expertise.
     Pursuant to the Merger Agreement, each share of Apogee Common Stock outstanding immediately prior to the effective time (the "Effective Time") of the Merger was converted into approximately
1.2689 shares of Hagler Bailly Common Stock and each unvested option to purchase Apogee Common Stock outstanding at the Effective Time was converted into six-tenth (0.6) shares of Hagler Bailly Common Stock. An aggregate of 409,346 shares of Hagler Bailly Common Stock were issued to former holders of Apogee Common Stock and 639 shares to former holders of unvested options to purchase Apogee Common Stock. Cash will be paid to former holders of Apogee Common Stock in lieu of fractional shares.

     Pursuant to the Merger Agreement, 20,500 shares of Hagler Bailly Common Stock issued to former holders of Apogee Common Stock were deposited into escrow to secure the performance of the indemnity obligations of Apogee under the Merger Agreement and are subject to the Escrow Agreement dated as of December 1, 1997 by and among Hagler Bailly, Merger Sub, the Escrow Agent, State Street Bank and Trust Company, as Escrow Agent, and Richard R. Mudge, as Stockholders' Representative.

     The Merger is intended to be a tax-free reorganization for federal income tax purposes and is accounted for as a "pooling of interests" under generally accepted accounting principles.

     The shares of Hagler Bailly Common Stock issued pursuant to the Merger have not been registered under the Securities Act of 1933.

     Hagler Bailly estimates incurring as much as $300,000 in transaction costs in connection with the Merger.

     In connection with the Merger, a subsidiary of Hagler Bailly has entered into employment and non-competition agreements with Kenneth I. Rubin, Richard R. Mudge, Matthew Hardison, Paul
Nissenbaum and George Davies, all of whom were officers of Apogee prior to the Merger.

     Upon consummation of the Merger, there were 8,392,501 shares of Hagler Bailly Common Stock issued and outstanding.


Item 7.      Financial Statements, Pro Forma Financial
             Information and Exhibits.

(a)       Financial Statements of Business Acquired

          It is impratical to provide the required financial information at the time of filing this report. The required financial information will be filed by amendment to this Form 8-K not later than February 14, 1998.

(b)       Pro Forma Financial Information

          It is impratical to provide the required pro forma financial information at the time of filing this report. The required financial information will be filed by amendment to this Form 8-K not later than February 14, 1998.

(c)       Exhibits

2.1       Agreement and Plan of Merger by and among Hagler
          Bailly, Inc., Hagler Bailly Acquisition Corp. 1997-1 and Apogee Research, Inc., dated as of November 18, 1997.

4.1 Escrow Agreement dated December 1, 1997 by and among Hagler Bailly, Inc., Hagler Bailly Acquisition Corp. 1997-1, Richard R. Mudge as Stockholders' Representative and State Bank and Trust Company, as Escrow Agent.

4.2 Registration Rights Agreement dated November 18, 1997 by and between Hagler Bailly, Inc. and Richard R. Mudge, acting as Stockholders' Representative.

11.       Earnings per share calculation.


                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HAGLER BAILLY, INC.
                                           (Registrant)




Date:  December 15, 1997         By:  /s/ Henri- Claude Bailly
                                 Henri-Claude Bailly
                                 President, Chief Executive
                                 Officer
                                 and Chairman of the Board



Date:  December 15, 1997         By:  /s/ Daniel M. Rouse
                                 Vice President, Chief Financial
                                 Officer, and Treasurer